Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of L-3 Communications Corporation of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting of L-3 Communications Holdings, Inc. and L-3 Communications Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 26, 2010